Exhibit (a)(2)


                             ARTICLES OF AMENDMENT

                                      OF

                          JAPAN OTC EQUITY FUND, INC.



         JAPAN OTC EQUITY FUND, INC., a Maryland corporation (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                  "ARTICLE I.
                                     NAME
                                     ----

         The name of the corporation is JAPAN SMALLER CAPITALIZATION FUND, INC. (the "Corporation")."



         SECOND: The amendment does not increase the authorized capital stock of the Corporation.



         THIRD: The foregoing amendment to the charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and the amendment is limited to a change expressly authorized by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

         IN WITNESS WHEREOF, Japan OTC Equity Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice
President and attested by its Secretary on February    , 2002.




ATTEST:                                                  JAPAN OTC EQUITY FUND, INC.



By: /s/ John J. Boretti                                  By:  /s/ Kenneth L. Munt
    ---------------------------------------                   -----------------------------
   John J. Boretti, Secretary and Treasurer                   Kenneth L. Munt, Vice President



         THE UNDERSIGNED, Vice President of Japan OTC Equity Fund, Inc., acknowledges these Articles of Amendment to be the act of the Corporation, and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles of Amendment are true in all material respects, and that this statement is made under the penalties of perjury.



                                        /s/ Kenneth L. Munt
                                        -----------------------------------
                                           Kenneth L. Munt, Vice President



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